SUSA REGISTERED FUND, L.L.C.

4400 Computer Drive

Westborough, MA 01581

(866) 270-1948

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004

Re:	Appointment as Placement Agent

Ladies and Gentlemen:

Susa Registered Fund, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Fund"), hereby agrees with you as follows:

1.                  Fund Offering.

The Fund issues and sells its limited liability company interests ("Interests") in accordance with a Confidential Memorandum issued by the Fund dated March 2014, as amended from time to time (the "Memorandum").

2.                  Definitions.

All capitalized terms used in this Agreement which are not separately defined herein shall have the respective meaning set forth in the Memorandum.

3.                  Placement of Interests.

(a)                Subject to the terms and conditions set forth herein, the Fund hereby appoints you as a placement agent in connection with the placement of Interests. Subject to the performance in all material respects by the Fund of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Fund contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts to find qualified subscribers for Interests and to use all reasonable efforts to assist the Fund in obtaining performance by each subscriber. You shall not have any liability to the Fund in the event that any subscriber fails to consummate the purchase of Interests for any reason other than your willful misconduct or gross negligence.

(b)               The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D under the Securities Act. Both you and the Fund have established the following procedures in connection with the offer and sale of Interests and agree that neither of you will make offers or sales of any Interests except in compliance with such procedures:

(i)                 Offers and sales of Interests will be made only in compliance with Regulation D under the Securities Act, including compliance with Rule 506(d) under the Securities Act, and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under the Securities Act.

(ii)               No sale of Interests to any one purchaser will be for less than the minimum denominations as may be specified in the Memorandum.

(iii)             No offer or sale of any Interest shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state securities laws unless such Interests are exempt from the registration or qualification requirements of such laws.

(iv)             Sales of Interests will be made only to investors that are qualified clients under Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

(c)                For purposes of the offering of Interests, the Fund has furnished to you copies of the Memorandum and subscription documentation which shall be furnished to prospective investors. Additional copies will be furnished in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective purchasers only such information concerning the Fund and the offering as may be contained in the Memorandum or any written supplements thereto, and such other materials as you have prepared and which comply with applicable laws and regulations, including to the extent applicable the rules of the Financial Industry Regulatory Authority ("FINRA").

4.                  Subscriptions.

(a)                The Fund may, from time to time, in the sole discretion of the Board of Managers of the Fund (the "Board") offer Interests to investors for purchase.

(b)               All subscriptions for Interests and payments by subscribers of subscription amounts for Interests shall be made pursuant to the terms and conditions set forth in the Memorandum and subscription documentation. Subscriptions shall be subject to acceptance by the Fund (or its agent). The Board reserves the right to reject any subscription for Interests in the Fund.

(c)                All payments received by you hereunder for subscriptions in the name and on behalf of the Fund shall be handled by you in accordance with the terms of the subscription documentation.

(d)               If an offering is not completed in accordance with the conditions set forth in the Memorandum, the Fund may terminate the offering. In such case, you will instruct The Bank of New York Mellon or any other escrow agent who may be serving in such capacity for the time being to return all subscription payments to investors.

5.                  Representations and Warranties of the Fund.

The Fund represents and warrants to you that:

(a)                The Fund has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Memorandum.

(b)               Interests to be or which may be issued by the Fund have been duly authorized for issuance and sale and, when issued and delivered by the Fund, Interests will conform to all statements relating thereto contained in the Memorandum.

(c)                The issue and sale of Interests and the execution, delivery and performance of the Fund's obligations under the Memorandum will not result in the violation of any applicable law.

(d)               The Fund will apply the proceeds from the sale of Interests for the purposes set forth in the Memorandum.

(e)                The Memorandum will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

(f)                This Agreement has been duly authorized, executed and delivered by the Fund and, assuming your execution hereof, will constitute a valid and binding agreement of the Fund.

(g)               Prior to and on the effective date of this Agreement, neither the Fund, nor to the knowledge of the Fund any person acting on behalf of the Fund, has directly or indirectly offered or sold, or attempted to offer or sell any Interests to or solicited offers to buy any Interests from, or otherwise approached or negotiated with respect thereto with, any prospective investor in connection with the placement thereof.

6.                  Covenants of the Fund.

The Fund covenants and agrees with you as follows:

(a)                You and your counsel shall be furnished with such documents and opinions as you and they may require, from time to time, for the purpose of enabling you or them to pass upon the issuance and sale of Interests as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and in connection with the issuance and sale of Interests as herein contemplated shall be satisfactory in form and substance to you and your counsel.

(b)               If, at any time after the commencement of an offering of Interests and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Memorandum in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will notify you as promptly as practical of the occurrence of such event and prepare and furnish to you copies of an amendment or supplement to the Memorandum, in such reasonable quantities as you may request in order that the Memorandum will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

(c)                The Fund represents, warrants and covenants that, as of the date hereof and through termination of this Agreement, to its knowledge after exercising reasonable care in making factual inquiry, it is not aware of the occurrence of any event described in Rule 506(d)(1)(i)-(viii) of the Securities Act ("Disqualifying Event") with respect to any of its directors, executive officers, officers, 20% beneficial owners, any promoter that may be connected with the Fund in any capacity at the time of sale of Interests, Susa Fund Management LLP ("Susa") or any of Susa's directors, executive officers or officers participating in the offering of Interests.

7.                  Representations and Warranties of the Placement Agent.

You represent and warrant that:

(a)                You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.

(b)               You have and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of FINRA) to provide the services required to be provided by you hereunder.

(c)                You have not and will not solicit any offer to buy or offer to sell Interests in any manner which would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Memorandum or by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(d)               You will furnish each subscriber of Interests, identified either by you or the Fund, a copy of the Memorandum and subscription documentation prior to such person's admission as a member of the Fund.

(e)                You agree that: (1) you will only solicit offers to purchase Interests from persons that you reasonably believe to be "accredited investors" (as defined in Rule 501(a) under the Securities Act) and "qualified purchasers" (as defined in Rule 205-3 under the Advisers Act) ("Eligible Investors"); and (2) you will only submit subscription documents to us on behalf of prospective investors who you reasonably believe are Eligible Investors.

(f)                Except as otherwise disclosed on Schedule I hereto with respect to events occurring prior to September 23, 2013, you represent, warrant and covenant that, as of the date hereof and through termination of this Agreement, to your knowledge after exercising reasonable care in making factual inquiry, you are not aware of the occurrence of any Disqualifying Event with respect to any of your directors, executive officers, and officers participating in the placement of Interests or in connection with this Agreement or any agents engaged by you to solicit investors in the Fund ("Covered Persons"). You also agree to assist the Fund in complying with any disclosure obligations under Rule 506(e) of the Securities Act and will provide the Fund with the requisite disclosure under Rule 506(e) of the Securities Act for any Covered Person. In addition, you hereby agree to notify the Fund promptly if you become aware that any of the representations in this Section 7(f) become inaccurate in any material respect. You acknowledge that the required disclosures under Rule 506(e) relating to you, including information contained in Schedule I, will be shared with investors and prospective investors in connection with the placement of Interests.

8.                  Compensation of Placement Agent.

(a)                You will receive no fee, payment or other remuneration from the Fund for your services under this Agreement; provided, that as set forth in the Memorandum, you are entitled to charge a sales commission on the purchase price of Interests of up to 3%, or such other percentage as established by the Board; and further provided, that you shall have the authority to waive or reduce the sales commission in particular cases, at your sole discretion.

(b)               Except as may otherwise be agreed to by the Fund, you shall be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement, including the costs associated with the preparation, printing and distribution of any sales materials.

(c)                We acknowledge that you intend to compensate your account executives for their ongoing servicing of clients with whom they have placed Interests in the Fund. This compensation will be based upon a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to clients' assets invested in the Fund.

9.                  Indemnification and Contribution.

The parties agree to indemnify one another as follows:

(a)                The Fund agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction otherwise, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or the subscription documentation or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund by you or through you expressly for the use therein; and further provided that this indemnity shall not protect you or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which you or they would be subject by reason of your own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of your or their duties hereunder. This indemnity will be in addition to any liability which the Fund may otherwise have included under this Agreement.

(b)               You agree to indemnify and hold harmless the Fund and each person who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or Subscription Agreement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund by you or on your behalf through you expressly for use therein; provided, however, that this indemnity shall not protect the Fund or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Fund or they would be subject to by reason of its own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of its own or their duties hereunder. This indemnity will be in addition to any liability which you may otherwise have incurred under this Agreement.

(c)                Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 10 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 10 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

10.              Representations and Indemnities to Survive Delivery.

The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you, or the Fund, any Managers serving on the Board (the "Managers"), directors or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Interests hereunder. The provisions of this Section 10 shall survive the termination or cancellation of this Agreement.

11.              Effective Date and Term of Agreement.

This Agreement shall become effective for all purposes as of March 7, 2014, and shall remain in effect for an initial term of two years from such date. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Board, including the vote of a majority of the Managers who are not "interested persons," as defined by the Investment Company Act of 1940 (the "1940 Act") and the rules thereunder, of the Fund or of Oppenheimer & Co. Inc.

12.              Termination.

This Agreement may be terminated as follows:

(a)                Either party may terminate this Agreement without cause by written notice to the other on not less than thirty (30) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other, by written notice to such other at any time.

(b)               By written notice to the Fund, you may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Memorandum, any material adverse change in the condition, financial or otherwise, of the Fund, which in your opinion, will make it inadvisable to proceed with the delivery of Interests; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in your judgment, impracticable to market Interests or enforce contracts for the sale of Interests; and (iii) any order suspending the sale of Interests shall have been issued by any jurisdiction in which a sale or sales of Interests shall have been made, or proceedings for that purpose shall have been initiated or, to your best knowledge and belief, shall be contemplated.

(c)                This Agreement shall terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules thereunder.

13.              Delegation of Powers.

You shall be entitled to delegate all or any of your duties, functions or powers under this Agreement to another person as sub-agents. However, you shall be solely responsible for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.

14.              Notices.

All communications under this Agreement shall be given in writing, sent by personal service, by postage mail return receipt requested or by facsimile machine or similar means of delivery that provide evidence of receipt, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch,

If to Oppenheimer & Co. Inc.:

85 Broad Street

New York, NY 10004

If to Susa Registered Fund, L.L.C.:

Susa Registered Fund, L.L.C.

4400 Computer Drive

Westborough, MA 01581

(866) 270-1948

15.              Miscellaneous.

(a)                This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

(b)               This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

16.              Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control.

17.              The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be binding upon any Managers, members of the Fund or any officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund

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If the foregoing correctly sets forth our understanding with you, please indicate your acceptance in the space provided below whereupon this letter will form a valid and binding contract among the signers in accordance with its terms.

Very truly yours,

SUSA REGISTERED FUND, L.L.C.

By:
Name:
Title:

Date:	March 14, 2014

Agreed to and accepted:

OPPENHEIMER & CO. INC.

By:
Name:
Title:

Date:	March 14, 2014

Schedule I

The following is a description of matters that are required to be disclosed pursuant to Rule 506(d)(3)(e) adopted under the Securities Act of 1933, as amended, with respect to Oppenheimer & Co. Inc. (“Oppenheimer”) and its financial advisors who may be paid for soliciting sales of securities pursuant to Rule 506.

On February 26, 2010 Oppenheimer entered into a Consent Order with the Massachusetts Securities Division (the “Division”). The Order concerned alleged violations of the Massachusetts Uniform Securities Act with respect to Oppenheimer’s sale of auction rate securities. The order alleged that Oppenheimer did not provide accurate information to customers regarding these securities. The order found that Oppenheimer violated Section 204(a)(2)(G) of Chapter 110A of Massachusetts General Laws. Oppenheimer was required to buy back illiquid auction rate securities from investors and pay hearing costs in an amount totaling $250,000.

On July 9, 2007 Oppenheimer entered into a Consent Order with the Massachusetts Securities Division (the “Division”). The Order alleged that Oppenheimer failed to supervise a registered representative who engaged in unlawful activities. The Division alleged that Oppenheimer made false and misleading filings to the Division during the course of its investigation of the matters addressed in the Order and accordingly violated Massachusetts General Laws, Chapter 110A, Section 404. Oppenheimer was required to pay a fine of $1,000,000, make restitution to the investor, cease and desist from further violations and retain an independent consultant.

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